UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

Parametric Sound Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)
____________________

888-477-2150
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On June 30, 2011, Parametric Sound Corporation (the “Company”) issued 1,400,000 shares of its common stock upon the exercise of outstanding warrants by ten holders. The warrants were issued on September 28, 2010 in connection with the issuance by the Company of $700,000 in aggregate principal amount of 8% subordinated promissory notes (“Notes”).  Pursuant to the terms of the warrants and the Notes, the Company elected to offset the $0.30 per share exercise price against the principal of the related Notes and accordingly the outstanding principal on the Notes was reduced by $420,000. No inducements, commissions or other consideration was incurred or paid in connection with the exercise of the warrants and the issuance of the shares of common stock.

In addition, eight Note holders representing $250,000 of the remaining principal balance of the Notes agreed to convert the remaining principal balance of their respective Notes and all accrued interest into shares of common stock at $0.70 per share. The Company issued 410,963 shares of common stock in exchange for aggregate principal and interest of $287,671. No general solicitation or advertising was made in connection with the offer of debt conversion into shares of common stock. The Company did not pay any placement agent fees or other commissions in connection with the issuance of the shares.

As a result of the above transactions the aggregate outstanding principal on Notes was reduced from $700,000 to $30,000 as of June 30, 2011.

Entities affiliated with two officers and one director participated in the warrant exercise and Note conversion on the same terms as unaffiliated investors.  These entities exercised warrants for an aggregate of 820,000 shares of common stock reducing the related Note principal balances by $246,000 and converted the remaining $164,000 principal balance of their Notes and $24,712 of accrued interest into 269,590 shares of common stock.

The Company issued the shares upon exercise of the warrants and offered and sold the shares upon conversion of the Notes without registration under the Securities Act of 1933, as amended (the “Act”), to a limited number of accredited investors and accredited investor entities affiliated with officers and directors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. An appropriate legend was placed on the shares issued, and will be placed on the shares issuable upon exercise of the warrants, unless registered under the Act prior to issuance.

Item 9.01.    Financial Statements and Exhibits

 (d) Exhibits
4.1	Form of 8% Notes Due September 28, 2011. Incorporated by reference to Exhibit 4.1 on Form 8-K dated October 1, 2010.
4.2	Form of Stock Purchase Warrant, dated September 28, 2010. Incorporated by reference to Exhibit 4.1 on Form 8-K dated October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 1, 2011

Parametric Sound Corporation By: /s/ James A. Barnes James A. Barnes Chief Financial Officer, Treasurer and Secretary